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                                                                  Exhibit 23.4



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     We hereby consent to the incorporation by reference and use in the Registration Statement on Form S-4 and related Prospectus of Louis Dreyfus Natural Gas Corp. of information contained in our reserve report dated January 29, 1997, relating to the oil and gas reserves and revenue, as of December 31, 1996, of American Exploration Company set forth in such report. We also consent to all references to our firm included in or made a part of such Registration Statement and Prospectus.




                              NETHERLAND, SEWELL & ASSOCIATES, INC.



                              By /s/ Frederic D. Sewell
                                 ---------------------------------------
                                   Frederic D. Sewell
                                   President

Dallas, Texas
September 2, 1997